    As filed with the Securities and Exchange Commission on June 24, 1997

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 SHOLODGE, INC.
             (Exact name of registrant as specified in its charter)

TENNESSEE                                                            62-1015641
(State or other jurisdiction                              (IRS Employer Id. No.)
of incorporation or organization)

                              217 WEST MAIN STREET
                            GALLATIN, TENNESSEE 37066
          (Address, including zip code, or principal executive offices)


                       1991 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                  JOHN W. TITUS
                      BOULT, CUMMINGS, CONNERS & BERRY, PLC
                                414 UNION STREET
                                   SUITE 1600
                                 P.O. BOX 198062
                           NASHVILLE, TENNESSEE 37219
                                 (615) 252-2341
            (Name, address and telephone number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  Proposed         Proposed
                                  Maximum          Maximum
Title of                          Offering         Aggregate        Amount of
securities        Amount to       Price per        Offering         Registration
Registered        Register(1)     Share(2)         Price(2)         Fee
================================================================================
Common Stock,     283,333         $13.37           $3,788,140        $1,147.92
no par value      shares

================================================================================

(1) Pursuant to Rule 416(a), the registration statement covers, in addition to the number of shares of common stock stated above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan and options granted thereunder.

(2) Based upon actual exercise price of outstanding options and the average of the high and low prices of the common stock on June 19, 1997, as reported in the consolidated reporting system, for options that have not been granted, in accordance with Rule 457(h).

As permitted under Rule 429, the prospectus related to this registration statement also covers securities registered under registration statement No. 33-52092 on Form S-8.

         The shares of Common Stock to which this registration statement relates are reserved for issuance upon the exercise of options granted or to be granted pursuant to the Registrant's First Amendment to 1991 Stock Option Plan which increased the number of options that may be granted from 616,667 to 900,000 shares, subject to certain anti-dilution adjustments described in the Plan. The contents of the Registrant's registration statement on Form S-8, File No. 33-52092, filed with the Securities and Exchange Commission (the "Commission") on September 17, 1992, are incorporated by reference.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         There are hereby incorporated by reference herein the following documents which have been filed with the Commission:

         (A) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996;

         (B) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 20, 1997;

         (C) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registrant's fiscal quarter ended April 20, 1997; and

         (D) the description of the Registrant's common stock set forth in the Registrant's registration statement, as amended, filed with the Commission pursuant to Section 12 of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

         4.1    1991 Stock Option Plan

         4.2    First Amendment to 1991 Stock Option Plan

         4.3    Second Amendment to 1991 Stock Option Plan

         5.1 Opinion of counsel as to legality of the securities to be purchased pursuant to the First Amendment to 1991 Stock Option Plan, together with the consent of such counsel

         23.1   Consent of independent auditors

         23.2   Consent of counsel (included in Exhibit 5.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gallatin, Tennessee, on the 20th day of June, 1997.


                                         SHOLODGE, INC.

                                         By: /s/ Leon Moore
                                         Its: President, Chief Executive
                                              Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 20th day of June, 1997.

/s/ Leon Moore                             President,
    Leon Moore                             Chief Executive Officer,
                                           Director


/s/ Michael A. Corbett                     Chief Financial Officer
    Michael A. Corbett


/s/ Bob Marlowe                            Secretary, Treasurer
    Bob Marlowe                            Chief Accounting Officer
                                           Director


/s/ Richard L. Johnson                     Executive Vice President
    Richard L. Johnson                     Director


/s/ Earl H. Sadler                         Director
    Earl H. Sadler


/s/ Helen L. Moskovitz                     Director
    Helen L. Moskovitz